Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195103) of Eastman Chemical Company of our report dated June 27, 2016, relating to the financial statements and supplemental schedule of the Eastman Investment & Employee Stock Ownership Plan, which appear in the December 31, 2015 and 2014 annual reports on Form 11-K of the Eastman Investment & Employee Stock Ownership Plan.

/s/ Brown Smith Wallace, LLP
St. Louis, Missouri
June 27, 2016

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